Exhibit 99.2

CRANE CO.

Income Statement Data

(in thousands, except per share data)

	Three Months Ended March 31,
	2010	2009
Net Sales:
Aerospace & Electronics	$133,645	$151,947
Engineered Materials	53,755	38,152
Merchandising Systems	70,171	71,694
Fluid Handling	247,789	266,497
Controls	24,931	26,849

Total Net Sales	$530,291	$555,139

Operating Profit:
Aerospace & Electronics	$24,489	$17,233
Engineered Materials	8,540	1,487
Merchandising Systems	4,969	2,980
Fluid Handling	27,989	36,767
Controls	126	414
Corporate	(12,833)	(20,997)	*

Total Operating Profit	53,280	37,884

Interest Income	225	843
Interest Expense	(6,726)	(6,770)
Miscellaneous- Net	(21)	1,711

Income Before Income Taxes	46,758	33,668
Provision for Income Taxes	13,574	10,238

Net income before allocations to noncontrolling interests	33,184	23,430
Less: Noncontrolling interest in subsidiaries' earnings (losses)	(50)	119

Net income attributable to common shareholders	33,234	23,311

Share Data:
Earnings per Diluted Share	$0.56	$0.40

Average Diluted Shares Outstanding	59,570	58,543
Average Basic Shares Outstanding	58,650	58,453

Supplemental Data:
Cost of Sales	$352,271	$382,010
Selling, General & Administrative	124,740	135,245
Depreciation and Amortization **	14,437	15,053
Stock-Based Compensation Expense	3,172	2,062

*	Includes a charge of $7.75 million related to the settlement of a lawsuit.

**	Amount included within cost of sales and selling, general & administrative costs.

CRANE CO.

Condensed Balance Sheets

(in thousands)

	March 31, 2010	December 31, 2009

ASSETS
Current Assets
Cash and Cash Equivalents	$319,584	$372,714
Accounts Receivable, net	311,914	282,463
Current Insurance Receivable - Asbestos	35,300	35,300
Inventories, net	296,708	284,552
Other Current Assets	72,430	71,317

Total Current Assets	1,035,936	1,046,346

Property, Plant and Equipment, net	285,715	285,224
Long-Term Insurance Receivable - Asbestos	200,184	213,004
Other Assets	407,859	406,346
Goodwill	774,556	761,978

Total Assets	$2,704,250	$2,712,898

LIABILITIES AND EQUITY
Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$879	$1,078
Accounts Payable	155,966	142,390
Current Asbestos Liability	100,300	100,300
Accrued Liabilities	209,627	218,864
Income Taxes	4,300	4,150

Total Current Liabilities	471,072	466,782

Long-Term Debt	398,602	398,557
Long-Term Deferred Tax Liability	29,272	29,578
Long-Term Asbestos Liability	696,768	720,713
Other Liabilities	201,660	203,566

Total Equity	906,876	893,702

Total Liabilities and Equity	$2,704,250	$2,712,898

CRANE CO.

Condensed Statements of Cash Flows

(in thousands)

	Three Months Ended March 31
	2010	2009
Operating Activities:
Net income attributable to common shareholders	$33,234	$23,311
Noncontrolling interest in subsidiaries’ earnings (losses)	(50)	119

Net income before allocations to noncontrolling interests	33,184	23,430
Depreciation and amortization	14,437	15,053
Stock-based compensation expense	3,172	2,062
Deferred income taxes	6,682	8,694
Cash used for operating working capital	(31,687)	(27,619)
Other	2,155	(8,892)

Subtotal	27,943	12,728
Asbestos related payments, net of insurance recoveries	(11,125)	2,656	*

Total provided by operating activities	16,818	15,384

Investing Activities:
Capital expenditures	(4,119)	(9,974)
Proceeds from disposition of capital assets	—	1,703
Payment for acquisition - net of cash acquired	(51,167)	—

Total used for investing activities	(55,286)	(8,271)

Financing Activities:
Dividends paid	(11,743)	(11,688)
Stock options exercised - net of shares reacquired	4,714	(637)
Excess tax benefit from stock-based compensation	391	—
Change in short-term debt	(3,046)	(9,316)

Total used for financing activities	(9,684)	(21,641)

Effect of exchange rate on cash and cash equivalents	(4,978)	(6,997)

Decrease in cash and cash equivalents	(53,130)	(21,525)
Cash and cash equivalents at beginning of period	372,714	231,840

Cash and cash equivalents at end of period	$319,584	$210,315

*	Includes a $14.5 million insurance settlement receipt from the Highlands Insurance Company.

CRANE CO.

Order Backlog

(in thousands)

	March 31, 2010	December 31, 2009	September 30 2009	June 30, 2009	March 31, 2009
Aerospace & Electronics	$388,169	$351,004	$369,898	$383,335	$396,393
Engineered Materials	14,810	12,070	8,454	9,135	6,924
Merchandising Systems	21,947	23,522	23,574	19,955	18,822
Fluid Handling	253,946	249,901	252,333	256,467	275,660
Controls	26,910	27,958	27,292	28,026	26,667

Total Backlog	$705,782	$664,455	$681,551	$696,918	$724,466

CRANE CO.

Non-GAAP Financial Measures

(in thousands)

	Three Months Ended March 31,			Percent Change March 31, 2010

	2010	2009		Three Months
INCOME ITEMS
Net Sales	$530,291	$555,139		-4.5%

Operating Profit	53,280	37,884

Special Items impacting Operating Profit:
Lawsuit Settlement—Pre-Tax (a)	—	7,750

Restructuring Charges (Gains)- Pre-Tax	135	(448)
Operating Profit before Special Items	$53,415	$45,186		18.2%

Percentage of Sales	10.1%	8.1%

Net Income Attributable to Common Shareholders	$33,234	$23,311
Per Share	$0.56	$0.40

Special Items impacting Net Income Attributable to Common Shareholders:

Lawsuit Settlement—Net of Tax (a)	—	5,038
Per Share	—	$0.09

Restructuring Charges (Gains)—Net of Tax	96	(291)
Per Share	$0.00	$(0.00)

Net Income Attributable To Common Shareholders Before Special Items	$33,330	$28,058		18.8%

Per Share	$0.56	$0.48		16.7%

(a) During the three months ended March 31, 2009, the Company recorded a charge for the settlement of a lawsuit.

	Three Months Ended March 31,
	2010	2009
CASH FLOW ITEMS
Cash Provided from Operating Activities before Asbestos—Related Payments	$27,943	$12,728
Asbestos Related Payments, Net of Insurance Recoveries	(11,125)	2,656	*

Cash Provided from Operating Activities	16,818	15,384
Less: Capital Expenditures	(4,119)	(9,974)

Free Cash Flow	$12,699	$5,410

*	Includes a $14.5 million insurance settlement receipt from the Highlands Insurance Company.

Certain non-GAAP measures have been provided to facilitate comparison with the prior year.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company’s performance. In addition, Free Cash Flow provides supplemental information to assist management and investors in analyzing the Company’s ability to generate positive cash flow. Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.